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                                                                    EXHIBIT 5.01
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                                March 16, 1999



Autoweb.com, Inc.
3270 Jay Street, Building 6
Santa Clara, California  95054


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-71177) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about January 26, 1999, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 5,000,000 shares of your Common Stock (the "Stock"), 100,000 shares of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders").

     In rendering this opinion, we have examined the following:

     1) your registration statement on Form 8-A filed with the Commission on March 16, 1999 (the "1934 Act Registration Statement");

     2) the Registration Statement, together with the Exhibits filed as a part thereof;

     3)   the Prospectuses prepared in connection with the Registration
          Statement;

     4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Autoweb.com, Inc., a California corporation ("Autoweb California"), that you have provided us;

     5) the stock records for both you and Autoweb California that you have provided to us (consisting of a list of stockholders dated January 12, 1999 and a list of option holders as of December 31, 1998 respecting your capital and of any rights to purchase capital stock, each of which was prepared by Gray Cary Ware & Friedenrich, your former counsel, and each of which you have represented to us are true and complete as of their dates and which we have updated based upon information provided by you);

     6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;
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March 16, 1999
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     7)   The Assignment Agreement under which the Selling Stockholders acquired the Stock to be sold by them as described in the Registration Statement; and

     8) the Custody Agreement, Transmittal Letter and Powers of Attorney signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
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that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded, that the 1934 Act Registration Statement will have become effective and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the 100,000 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable and that the up to 4,900,000 shares of Stock to be issued and sold by you, when issued and sold in accordance with and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

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March 16, 1999
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     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                                   /s/ Laird S. Simons
                              By:  __________________________
                                   Laird S. Simons

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